                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant |X|
Filed by a Party other than the Registrant
Check the appropriate box:
  Preliminary Proxy Statement           Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12

                         INTERNATIONAL TRAVEL CD'S, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):
|X|  No Fee Required
     Fee computed on table below per Exchange Act Rules 14(a)6(i)(1) and 011.
     (1) Title of each class of securities to which investment applies:

         ---------------------------------------------------------------------
     (2) Aggregate number of securities to which investment applies:

         ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 011: (set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


         ---------------------------------------------------------------------
     (5) Total fee paid


         ---------------------------------------------------------------------
     Fee paid previously with preliminary materials.

         ---------------------------------------------------------------------

     Check box if any part of the fee is offset as provided by Exchange Act Rule 011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                         INTERNATIONAL TRAVEL CD'S, INC.
                               ONE BELMONT AVENUE
                                THE GSB BUILDING
                                    SUITE 417
                              BALA CYNWYD, PA 19004



                                  May 28, 2002


DEAR FELLOW STOCKHOLDER:

         On behalf of the Board of Directors, I am pleased to invite you to attend a special meeting of stockholders of International Travel CD's, Inc., to be held on June 28, 2002, at 11:00 a.m., local time, at the executive offices of International Travel CD's, Inc., One Belmont Avenue, The GSB Building, Suite 417, Bala Cynwyd, PA 19004. The Notice of Special Meeting, Proxy Statement and form of proxy are enclosed with this letter.

         The matters expected to be acted upon at the meeting are described in detail in the following Notice of Special Meeting and Proxy Statement.

         I am delighted you have chosen to invest in International Travel CD's, Inc. and hope that, whether or not you plan to attend the special meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy card in the envelope provided. Your vote is important. Voting by written proxy will ensure your representation at the special meeting if you do not attend in person.

         I look forward to seeing you at the special meeting.

                                                     Very truly yours,




                                                     ALIA NEELY
                                                     President

                         INTERNATIONAL TRAVEL CD'S, INC.
                 ONE BELMONT AVENUE, THE GSB BUILDING, SUITE 417
                         BALA CYNWYD, PENNSYLVANIA 19004

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           To Be Held On June 28, 2002

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the special meeting of stockholders of International Travel CD's, Inc, a Colorado corporation, will be held on June 28, 2002, at 11:00 a.m., local time, at our executive offices, One Belmont Avenue, The GSB Building, Suite 417, Bala Cynwyd, Pennsylvania, for the following purposes:

         1. To approve proposed amendments to our Articles of Incorporation to effect the following:

            o change our name from International Travel CD's, Inc. to TriMedia Entertainment Group, Inc.;

            o increase our authorized Common Stock from 20,000,000 shares to 100,000,000 shares;

            o increase our authorized Preferred Stock from 5,000,000 shares to 10,000,000 shares no par value per share; and

            o authorize the Board of Directors to establish the preferences, limitations and relative rights of our Preferred Stock without obtaining stockholder approval.

         2. To act upon such other matters and transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on May 23, 2002 as the record date for determining the stockholders entitled to receive notice of and to vote, either in person or by proxy, at the special meeting and at any and all adjournments or postponements thereof.

                                   By Order of the Board of Directors:



                                   /s/Alia Neely
                                   ALIA NEELY
                                   President
Bala Cynwyd, Pennsylvania
May 28, 2002

                             Your vote is important.

     To vote your shares, please sign, date and complete the enclosed proxy and mail it promptly in the enclosed, postage-paid return envelope.

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


         This Proxy Statement is furnished to the stockholders of International Travel CD's, Inc. ("International Travel" or the "Corporation") in connection with the solicitation on behalf of our Board of Directors of proxies to be voted at the Special Meeting of Stockholders of International Travel (together with any adjournments or postponements thereof, the "Special Meeting"). The Special Meeting will be held on June 28, 2002 at 11:00 a.m., local time, at our executive offices, which are located at One Belmont Avenue, The GSB Building, Suite 417, Bala Cynwyd, Pennsylvania 19004.

         This Proxy Statement and the accompanying proxy card were first mailed to our stockholders on or about May 28, 2002.

         All shares represented by properly executed proxies will be voted in accordance with directions on the proxies. If no direction is indicated, the shares will be voted at the Special Meeting FOR the amendments to the Articles of Incorporation to effect the name change, increase the authorized common stock, increase the authorized preferred stock and authorize the Board of Directors to establish the preferences, limitations and relative rights of our preferred stock without obtaining stockholder approval. A stockholder executing and returning a proxy may revoke it at any time before it is exercised by written notice to the Secretary of International Travel or by voting in person at the Special Meeting.

         The Board of Directors does not know of any matters to be brought before the Special Meeting other than the items set forth in the accompanying Notice of Special Meeting of Stockholders. The enclosed proxy confers discretionary authority to the persons appointed by the Board of Directors to vote on any other matter that is properly presented for action at the Special Meeting.

         The cost of solicitation of proxies by the Board of Directors is to be borne by International Travel. In addition to the use of the mails, proxies may be solicited by telephone and telecopier transmission by our directors, officers and employees. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with the solicitation.

YOU ARE HEREBY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ACCOMPANYING ENVELOPE, WHICH IS POSTAGE-PAID IF MAILED IN THE UNITED STATES.

                                ABOUT THE MEETING

What is the purpose of the Special Meeting?

         At our Special Meeting, stockholders will act upon the matters outlined in the Notice of Special Meeting of Stockholders on the cover page of this proxy statement, including the proposed amendments to our Articles of Incorporation. In addition, management will respond to appropriate questions from stockholders.

Who is entitled to vote at the meeting?

         Only stockholders of record of shares of Common Stock at the close of business on May 23, 2002 (the "Record Date") will be entitled to vote at the Special Meeting. On the Record Date, 19,350,000 shares of Common Stock were issued and outstanding. These shares of Common Stock were the only outstanding voting securities of International Travel. If you were a stockholder of record of shares of Common Stock on that date, you will be entitled to vote all of the shares that you held on that date at the Special Meeting.

What are the voting rights of the holders of our Common Stock?

         Each share of Common Stock is entitled to one vote on each proposal submitted to stockholders. Stockholders of record may vote on a matter by marking the appropriate box on the proxy.

Who can attend the Special Meeting?

         Any stockholder of record may attend the Special Meeting.

What constitutes a quorum?

         A majority of the outstanding shares of our Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at the Special Meeting. As of the Record Date, 19,350,000 shares of our Common Stock were outstanding. Thus, the presence, in person or by proxy, of the stockholders of Common Stock representing at least 9,675,001 votes will be required to establish a quorum. Action on all matters scheduled to come before the Special Meeting, including the amendments to our Articles of Incorporation, will be authorized by the affirmative vote of the majority of shares present at the Special Meeting and entitled to vote on such matters. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

How do I vote?

         If you complete and properly sign the accompanying proxy card and return it to International Travel, it will be voted as you direct. If you are a stockholder of record and attend the Special Meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the Special Meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of International Travel either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Special Meeting in person and so request, although attendance at the Special Meeting will not by itself revoke a previously granted proxy.

What are the recommendations of the Board of Directors?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The recommendation of the Board of Directors is set forth with the description of each item in this proxy statement. In summary, the Board of Directors recommends a vote in favor of the amendments to the Articles of Incorporation of International Travel, all as described in detail in this Proxy Statement.

         With respect to any other matter that properly comes before the Special Meeting, the proxy holders will vote as recommended by the Board of Directors, or, if no recommendation is given, in their own discretion.

         CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         Some statements in this Proxy Statement contain certain "forward-looking" statements of management of International Travel. Forward-looking statements are statements that estimate the happening of future events are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as "may", "shall", "will", "could", "expect", "estimate", "anticipate", "predict", "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

         The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

ITEM 1 - AMENDMENTS TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF INTERNATIONAL TRAVEL CD'S, INC., INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK AND AUTHORIZE THE BOARD OF DIRECTORS TO ESTABLISH THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF OUR PREFERRED STOCK WITHOUT OBTAINING STOCKHOLDER APPROVAL.

Change the Name of International Travel CD's, Inc.
--------------------------------------------------

         From the date of our formation on July 20, 2000 through April 2002 we were engaged in the business of providing photography and digital services to organizations in the travel industry. In December 2001, we experienced a change in management as all of our officers and directors resigned and were replaced by a new management team. Our new management team has begun to implement a new business plan.

         We have discontinued our travel industry operations and are presently a shell company. We intend to become a multimedia entertainment group with a focus on developing entertainment content. On April 26, 2002, we entered into a Share Exchange Agreement and Plan of Reorganization with Chris Schwartz (the "Share Exchange Agreement") pursuant to which, Mr. Schwartz will tender to us all of the capital stock of Metropolitan Recording Inc. ("Metropolitan"), a Pennsylvania corporation that operates a recording studio in Philadelphia, PA. Metropolitan owns all of the membership interests of Ruffnation Films LLC ("Ruffnation Films"), a Pennsylvania limited liability company that operates a film production company in Philadelphia, PA, and all of the membership interests of Snipes Production, LLC ("Snipes Productions"), a Pennsylvania limited liability company that is the producer of the first full-length film project of Ruffnation Films. These securities will be tendered to us in exchange for

4,000,000 newly issued shares of our Common Stock and 1,000,000 newly issued shares of our Series A Convertible Preferred Stock. The transactions contemplated by the Share Exchange Agreement have not closed. Following the closing of the transactions contemplated by the Share Exchange Agreement, our areas of operation will include a recording studio and a film production operation. In addition, we intend to establish a record label operation, a music publishing division, a television production division and an artist/athlete management division.

         Our Board of Directors has determined that the name of our corporation does not reflect the business we will enter following the closing of the Share Exchange Agreement and that the name TriMedia Entertainment Group, Inc. will more clearly identify our corporation as a participant in the radio, television, film and entertainment industry and improve our marketing and capital fundraising efforts. Accordingly, the Board of Directors has approved an amendment to our Articles of Incorporation to effect a change in our name to TriMedia Entertainment Group, Inc.

         If the name change is approved by our stockholders, we will attempt to have the trading symbol for our Common Stock changed from "ILCD" to a symbol more readily associated with our new name. The currently outstanding stock certificates evidencing shares of our Common Stock bearing the name "International Travel CD's, Inc." will continue to be valid and represent shares of our Common Stock following the name change. In the future, new certificates will be issued bearing our new name, but this will in no way effect the validity of your current stock certificates.

Increase the Number of Authorized Shares of Common Stock, Increase the Number of Authorized Shares of Preferred Stock and Authorize the Board of Directors to Establish the Preferences, Limitations and Relative Rights of Our Preferred Stock Without Obtaining Stockholder Approval.
---------------------------------------------

         On May 3, 2002, our Board of Directors approved, subject to stockholder approval, an Amendment to our Articles of Incorporation to authorize an increase from 20,000,000 shares of authorized Common Stock to 100,000,000 shares of authorized Common Stock, no par value per share, to increase the number of authorized shares of Preferred Stock no par value per share from 5,000,000 to 10,000,000 and to grant the Board of Directors the power to establish the preferences, limitations and relative rights of the Preferred Stock. We propose to amend the Stock Information section of our Articles of Incorporation to read as set forth below in this Proxy Statement:

          "Stock Class                 Authorized Shares          Par Value
           -----------                 -----------------          ---------
          Common Stock                    100,000,000                None
          Preferred Stock                  10,000,000                None

         Common Stock

         The shares of Common Stock shall be alike and equal in all respects and shall have one vote for each share. After any requirements with respect to preferential dividends, if any, on the Preferred Stock have been met, then, and not otherwise, dividends payable in cash or in any other medium may be declared by the Board of Directors and paid on the shares of Common Stock. The shares of Common Stock shall have equal ratable rights to dividends on funds legally available therefore, when, as and if declared by the Corporation's Board of Directors; and are entitled to share ratably in all of the Corporation's assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Corporation. The shares of Common Stock do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions. The shares of Common Stock are entitled to one non-cumulative vote per share on all matters which stockholders may vote on at all meetings of stockholders. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to number of shares of Common Stock held by them respectively.

         Preferred Stock

         The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock shall be determined by the Board of Directors by a resolution or resolutions providing for the issuance of

Preferred Stock duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors) and such resolution shall also set forth, with respect to each such series of Preferred Stock, the following:

(1) The distinctive designation, stated value and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

(2) The rate of dividend, if any, on the shares of that series, whether dividends shall be cumulative and, if so, from which date, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series;

(3) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, or the property or rights, including securities of any other corporation, payable in case of redemption;

(4) Whether the series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

(5) The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(6) Whether the shares of that series shall be convertible into or exchangeable for shares of capital stock of any class or any other series of Preferred Stock and, if so, the terms and conditions of such conversion or exchange including the rate of conversion or exchange, the date upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event upon or after which they shall be convertible or exchangeable at whose option they shall be convertible or exchangeable, and the method of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

(7) Whether the shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(8) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

(9) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualification, limitation or restriction of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of the Articles of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Colorado."

         The Board of Directors believes that it is advisable and in our best interests to have available additional authorized but unissued shares of Common Stock and Preferred Stock to provide for future needs. Currently, we have authorized 20,000,000 shares of Common Stock with 19,350,000 shares of Common Stock issued and outstanding. We are authorized to issue 5,000,000 shares of Preferred Stock, however, prior to issuing any such Preferred Stock we must obtain stockholder approval of the preferences, limitations and relative rights of the Preferred Stock. The Board of Directors believes that it is in our best interests to amend the Articles of Incorporation to provide the Board of Directors with the authority to establish the preferences, limitations and relative rights of Preferred Stock without obtaining stockholder approval. If the Articles of Incorporation are amended as proposed, the Board of Directors will have the authority to issue Preferred Stock, and establish the preferences, limitations and relative rights of different series of Preferred Stock, without stockholder approval. The additional but unissued shares of Common Stock and Preferred Stock will be available for issuance from time to time in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules of any stock exchange on which our Common Stock may be listed in the future), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. Our Board of Directors believes that the additional but unissued shares of Common Stock and Preferred Stock may be necessary for future financing and to attract potential new equity capital necessary to carry out our business objectives.

         Consequences of Approval of Amendments to the Articles of Incorporation

         If the amendment to our Articles of Incorporation to increase the authorized shares of our capital stock to one hundred million (100,000,000) shares of Common Stock and ten million (10,000,000) shares of Preferred Stock and to authorize the Board of Directors to establish the preferences, limitations and relative rights of our Preferred Stock without obtaining Stockholder consent is approved, the Board of Directors will, in connection with closing under the Share Exchange Agreement, designate 1,000,000 shares of the authorized Preferred Stock as Series A Convertible Preferred Stock. The 1,000,000 shares of Series A Convertible Preferred Stock will be issued to Mr. Schwartz pursuant to the terms of the Share Exchange Agreement. The following is a summary description of the rights, preferences and privileges of the Series A Convertible Preferred Stock:

         Rank: The shares of Series A Convertible Preferred Stock shall rank (i) prior to our Common Stock, and (ii) unless the holder of Series A Convertible Preferred Stock shall otherwise consent thereto, prior to any other class or series of our capital stock, as to distribution of assets upon liquidation, dissolution or winding up of International Travel, whether voluntary or involuntary.

         Dividends: The shares of Series A Convertible Preferred Stock will receive no dividends.

         Liquidation: In the event of our liquidation, dissolution or winding up, the holder of our shares of Series A Convertible Preferred Stock shall be entitled to be paid, prior and in preference to the payment of any dividend or other distribution on our Common Stock, in the amount of the stated value of $10.00 per share of Series A Convertible Preferred Stock.

         Conversion: The holder of shares of the Series A Convertible Preferred Stock shall have the option to convert all, but not less than all of the issued and outstanding shares of the Series A Convertible Preferred Stock into fully paid and non-assessable shares of Common Stock at any time when there shall be a sufficient number of authorized shares of Common Stock to effect such conversion. The shares of Series A Convertible Preferred Stock shall initially convert at a rate of 4 shares of Common Stock for 1 share of Series A Convertible Preferred Stock.

         Voting: Each share of Series A Convertible Preferred Stock shall be entitled to four votes per share on an as-converted basis.

         The affirmative vote of a majority of the outstanding shares of our Common Stock at the Special Meeting, whether in person or by proxy, is required to approve these amendments to the Articles of Incorporation.

         The Board of Directors recommends that the stockholders vote FOR the amendments to the Articles of Incorporation to effect the name change, to increase the number of shares of authorized Common Stock to increase the number of shares of authorized Preferred Stock and to authorize the Board of Directors to establish the preferences, limitations and relative rights of our Preferred Stock without obtaining stockholder approval. Proxies solicited by the Board of Directors will be voted for these amendments to the Articles of Incorporation unless stockholders specify in their proxies a contrary choice.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of our Common Stock owned, as of May 23, 2002, by:

         o  the holders of more than 5% of our Common Stock;

         o  each of our directors;

         o  our executive officers; and

         o  all directors and executive officers of our company as a group.

         As of May 23, 2002, an aggregate of 19,350,000 shares of our Common Stock were issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all options and warrants to acquire our Common Stock which have been issued to the directors, executive officers and the holders of more than 5% of our Common Stock and are fully vested or will become fully vested within 60 days of the date of this Annual Report have been exercised by these individuals and the appropriate number of shares of our Common Stock have been issued to these individuals.

                    Shares of Common Stock Beneficially Owned
                    -----------------------------------------

                                                                      Amount and Nature of
        Name of Beneficial Owner                 Position           Beneficial Ownership (1)     Percentage of Class
------------------------------------------      ----------         --------------------------   ---------------------
Alia Neely                                       Director                  9,450,000                      48.8
34601 Calle Monte                               President,
Capiotrano Beach, CA 92624                       Treasurer

Carol McCracken                                  Director                          0                       *
25021 Oak Canyon Lane                           Secretary
Lake Forest, CA 92630

Stephen P. Harrington                            Director                          0                       *
The GSB Building
One Belmont Avenue, Suite 410
Bala Cynwyd, PA 19004
                                               -----------------------------------------------------------------------
All directors and executive officers as                                    9,450,000                      48.8
a group (3 people)

-----------------
*   Less than one percent.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them.

                         FINANCIAL AND OTHER INFORMATION

Plan Of Operation
-----------------

         In December 2001, we experienced a change in management as all of our officers and directors resigned and were replaced by a new management team. In April 2002, we discontinued our business of providing photography and digital services to organizations in the travel industry. We have begun to implement a new business plan.

         On April 26, 2002, we entered into the Share Exchange Agreement pursuant to which Mr. Schwartz will tender to us all of the capital stock of Metropolitan, a Pennsylvania corporation that operates a recording studio in Philadelphia, PA, and in addition owns (i) all of the membership interests of Ruffnation Films, a Pennsylvania limited liability company that operates a film company in Philadelphia, PA, and (ii) all of the membership interests of Snipes, a Pennsylvania limited liability company that is the producer of the first full length film project of Ruffnation Films. These securities will be tendered to us in exchange for 4,000,000 newly issued shares of our Common Stock and 1,000,000 newly issued shares of our Series A Convertible Preferred Stock. See Item 1. Each share of Series A Convertible Preferred Stock will be convertible by Mr. Schwartz into four shares of Common Stock at any time, provided that there is a sufficient number of authorized shares of Common Stock to effect such conversion. The shares of Series A Convertible Preferred Stock will be entitled to four votes per share and will not be entitled to dividends or interest. The shares of Series A Convertible Preferred Stock will have a liquidation preference over shares of our Common Stock. Immediately prior to the closing of the transactions contemplated by the Share Exchange Agreement Alia Neely will tender to International Travel 9,450,000 shares of Common Stock for cancellation.

         A condition to closing the transactions contemplated by the Share Exchange Agreement is that we raise at least $5,000,000 in a private offering of our Common Stock. We intend to offer for sale 4,000,000 shares of our Common Stock at a price of $2.50 per share. Assuming we sell 4,000,000 shares of our Common Stock, we anticipate receiving net proceeds from the offering of approximately $9,000,000, after deducting costs and expenses. If the private offering is over-subscribed, we intend to increase the number of shares of our Common Stock offered for sale to 6,000,000 shares. Assuming we sell 6,000,000 shares of our Common Stock, we anticipate receiving net proceeds from the offering of approximately $13,500,000, after deducting costs and expenses. We believe that after the infusion of capital raised in the private offering, we will have enough cash to meet our anticipated cash requirements until June 30, 2003. We currently do not have arrangements with respect to, or sources of, additional financing and do not anticipate raising additional funds in another offering within the next twelve months. Upon satisfying the closing conditions under the Share Exchange Agreement, we will close the transactions contemplated by the Share Exchange Agreement.

         Upon the closing of the transactions contemplated by the Share Exchange Agreement, we will own Metropolitan, Ruffnation Films and Snipes and we will employ Mr. Schwartz as our CEO pursuant to a five-year employment agreement. As a result of the transactions contemplated by the Share Exchange Agreement, we anticipate that we will hire 15 employees. We do not expect to hire a significant number of additional employees after the closing of the transactions contemplated by the Share Exchange Agreement. We do not expect to purchase any real estate or significant equipment during the next twelve months.

         Background of Chris Schwartz

         Mr. Schwartz began in the music field as a performer and gained experience in the record industry as a promoter of musical talent for clients such as Priority and Island Records. Mr. Schwartz is credited as one of the first record industry executives to 'crossover' hip-hop to mainstream pop. In 1989, he and his partners formed Ruffhouse Records with a production and distribution deal with Columbia Records, a division of Sony. As CEO of Ruffhouse Records, he achieved international fame, with multimillion unit album sales, Billboard chart topping acts and success of groups such as Cyprus Hill, Kriss Kross and The Fugees. The Fugees are credited by the Recording Industry Association of America as the creators of the biggest selling hip-hop album of all time by a group. Mr. Schwartz is also credited with discovering and producing the multi-Grammy award winning artist Lauryn Hill. In 1999, Ruffhouse Records was sold to Sony and Mr. Schwartz formed Ruffworld Entertainment Group. As Founder and CEO of Ruffworld Entertainment Group, Mr. Schwartz's vision of a


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multimedia entertainment company developing music and film with musical content was born. Through its recording division, Ruffworld Entertainment Group established a joint venture record label with Warner Brothers. Mr. Schwartz has developed, produced or discovered artists that have achieved over 100 million unit sales and approximately $1 billion in sales over his career to date.

         We intend to become a multimedia entertainment group with a focus on developing entertainment content. Our areas of operation will include a recording studio and a film production operation. In addition, we intend to establish a record label operation, a music publishing division, a television production division and an artist/athlete management division. We have identified a market opportunity in the entertainment industry resulting from the convergence of music and film in the world's fastest growing consumer entertainment product, the digital video disc (DVD). Mr. Schwartz intends to focus on the DVD format as a means to identify and enable creative artists to combine their visual and audio talents in a consumer product that will protect the proprietary nature of the content. Our mission is to become a leading independent multimedia entertainment company combining state-of-the-art technologies with creative products that meet the growing demand of today's market.

         The Studio Division

         Metropolitan will operate our studio division which will provide support for the in-house recording of our future artists. Metropolitan is a state-of-the-art audio recording facility that will provides us with "start to finish" music recording services. We will also use the reputation of Metropolitan to attract recording artists. We intend to provide audio recording services to the music industry, including national and international recording companies, independent record producers and other entities which request the services of the sound studios. The studio division will seek to combine technological expertise and creative, experienced management in the state-of-the-art commercial recording facilities.

         The Film Division

         Ruffnation Films will operate as our film division and produce, distribute and market feature-length DVD films and movies, from initial creative development through principal photography, post-production, distribution and ancillary sales. Our goal is to produce quality films in the low to mid-budget range. We will produce and distribute films generally budgeted at US$3 million or less. In fiscal 2001, Ruffnation Films produced one film titled "SNIPES". Our current strategic plan calls for the production or co-production of three to five films annually. In fiscal 2002, we anticipate the release of "SNIPES". "SNIPES" premiered at the Philadelphia Film Festival in April 2002 and was awarded Best Feature Film.

         The Record Division

         We intend to establish a record division to address the substantial changes which have recently occurred in the record business, particularly the growth of CD's. We believe that the next five years will offer important opportunities for the organization and growth of viable, newly created record companies, in part because smaller companies have the ability to be flexible, responsive and unfettered by the typical large company bureaucracy. We believe, and intend to demonstrate, that we can compete for existing and new talent with established record companies to the extent that we are staffed by experienced, qualified executive, promotional, sales, marketing, creative and financial personnel, subject to limitations imposed by capital requirements. Additionally, management believes, based on its experience, that the pool of talent, particularly the new, undiscovered talent which is the focus of our business strategy, far exceeds the number of available recording contracts in the record industry.

         We will concentrate on the development of new talent rather than competing with larger companies to acquire established artists because the risks involved with higher advances and royalties demanded by established artists may be difficult to justify financially. In addition to the lower financial cost of signing and developing new talent, we believe that it generally is easier to negotiate a longer contract term with new talent, whereas established artists demand higher payments accompanied by shorter contract terms. We recognize that established artists have existing fan support and name recognition. However, management has determined that higher artists costs represents significantly greater financial risk if a recording project fails to achieve minimum consumer sales in an intensely competitive market.

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         Pursuant to our proposed strategy of finding, signing and developing new talent, the artists which we intend to sign will generally have limited recording industry backgrounds. For the most part, these artists will be identified and contracted with after analysis of demonstration tapes by our artist and repertoire department and after consultation among our senior management.

         We plan to release records primarily in pop, neo-classical soul and Rap/Hip-Hop, dance and alternative music fields. Accordingly, we expect to market our records to the principal buying groups in the 12 to 45 year old categories broadly representative of the American population in that age group. We plan to promote our recordings, as is generally the case throughout the record industry, primarily through radio time. We intend to utilize television as a promotional tool. In addition we intend to produce promotional videotapes, CDs and DVDs featuring our artists, and maintain effective cost controls through the use of our own music video production department.

         Other Activities

         We also intend to establish music publishing, television and artist/athlete management divisions. Music publishing involves the acquisition of rights to the exploitation of musical compositions (as compared to recordings). Principal sources of revenue are royalties from the reproduction of musical works on vinyl recordings, cassette tapes, CDs, DVDs, license fees from the radio and television broadcast (i.e. public performances) of such musical works, and film soundtracks of recordings embodying the compositions concerned. Our television division will produce programming which will be broadcast on cable and regular TV in the United States. We intend to offer management services for artists, producers and managers in the field of entertainment and sports. Whether we in fact engage in these activities, or when they commence, will depend on the overall development of our business.

                             ADDITIONAL INFORMATION

         International Travel will furnish without charge to any stockholder, upon written or oral request, any documents filed by International Travel pursuant to the Securities Exchange Act. Requests for such documents should be addressed to International Travel CD's, Inc., One Belmont Avenue, The GSB Building, Suite 417, Bala Cynwyd, PA 19004. Documents filed by International Travel pursuant to the Securities Exchange Act may be reviewed and/or obtained through the Securities and Exchange Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Securities and Exchange Commission's web site (http://www.sec.gov).

                STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         International Travel intends to hold a 2002 Annual Meeting of stockholders on or about November 30, 2002. Any proposal of a stockholder intended to be presented at International Travel's 2002 Annual Meeting of stockholders must conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received in writing by the Secretary of International Travel CD's by July 30, 2002, for inclusion in International Travel's proxy, notice of meeting and proxy statement relating to the 2002 Annual Meeting.

         Nominations for election to the Board of Directors at International Travel's 2002 annual meeting may be made only in writing by a stockholder entitled to vote at such annual meeting and must be addressed to International Travel CD's, Inc., One Belmont Avenue, The GSB Building, Suite 417, Bala Cynwyd, PA 19004, which will forward such information to the Board of Directors. Nominations must be received on or before July 30, 2002, and must be accompanied by the written consent of the nominee. Nominations should also be accompanied by a description of the nominee's business or professional background and otherwise contain the information required by Schedule 14A of the Securities Exchange Act.

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                                  OTHER MATTERS

         The Board of Directors knows of no business which will be presented for consideration at the Special Meeting other than that shown above. However, if any business shall properly come before the Special Meeting, the persons named in the enclosed proxy or their substitutes will vote the proxy in respect of any such business in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

May 28, 2002


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PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED
ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
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                            INTERNATIONAL TRAVEL CD'S
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 Special Meeting of Stockholders - June 28, 2002
--------------------------------------------------------------------------------

The undersigned stockholder of INTERNATIONAL TRAVEL CD'S, INC. ("International Travel"), revoking all previous proxies, hereby constitutes and appoints Alia Neely and Stephen P. Harrington, and each of them acting individually, as the agents and proxies of the undersigned, with full power of substitution in each, for and in the name and stead of the undersigned, to attend the Special Meeting of Stockholders of International Travel CD's to be held on June 28, 2002 at 11:00 A.M., local time, at International Travel's executive offices, One Belmont Avenue, The GSB Building, Suite 417, Bala Cynwyd, Pennsylvania 19004, and to vote all shares of Common Stock of International Travel which the undersigned would be entitled to vote if personally present at the Special Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the matters set forth on the reverse side hereof:

This Proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL AMENDMENTS TO INTERNATIONAL TRAVEL'S ARTICLES OF INCORPORATION. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Special Meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said agents and proxies may do by virtue hereof and hereby confirms that this Proxy shall be valid and may be voted whether or not the stockholder's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

                        (Continued on the reverse side.)
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
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1. To approve proposed amendments to the Company's Articles of Incorporation to effect the following:

         o Change the Company's name from International Travel CD's, Inc. to TriMedia Entertainment Group, Inc.;

         o Increase the Company's authorized Common Stock from 20,000,000 shares to 100,000,000 shares;

         o increase our authorized Preferred Stock from 5,000,000 shares to 10,000,000 shares no par value per share; and

         o authorize the Board of Directors to establish the preferences, limitations and relative rights of our Preferred Stock without obtaining stockholder approval.

           |_|  FOR             |_|  AGAINST              |_|  ABSTAIN



In their discretion, the proxies will vote on such other business as may properly come before the 2002 Special Meeting.

|_| Please check here if you plan to attend the Special Meeting in person.

NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this Proxy exactly as name(s) appear in address below. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal.

      -------------------------------------

      -------------------------------------
      Signature(s)                     Date

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